6-1162-JDR-394
                                                   (CONFIDENTIALITY REQUESTED)

CERTAIN CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-21 AS
INDICATED BY "(XXX)"

Western Pacific Airlines, Inc.
2864 South Circle Drive
Suite 1100
Colorado Springs, CO  80906


Subject:          Letter Agreement No. 6-1162-JDR-394 to
                  Purchase Agreement No. 1947 -
                  Certain Contractual Matters


This Letter Agreement amends Purchase Agreement No. 1947 dated as of even date herewith (the Agreement) between The Boeing Company (Boeing) and Western Pacific Airlines, Inc. (Buyer) relating to Model 737-300 aircraft (the Aircraft).

All terms used herein and in the Agreement, and not defined herein, will have the same meaning as in the Agreement.

1.       Credit Memoranda.

         1.1 Aircraft Credit - Aircraft. In consideration of the purchase of the Aircraft, Boeing will issue a credit memorandum for each Aircraft at the time of delivery in an amount determined by multiplying the Base Aircraft Price (which is exclusive of the value of change requests, other special features purchased by master change and SPE or BFE), escalated utilizing the adjusted escalation calculation pursuant to Letter Agreement 6-1162-JDR-396 in lieu of the escalation provisions set forth in Exhibit D, times an aircraft credit factor of [XXX].

         1.2 Application of Credit Memoranda. Such credit memoranda may be utilized by Buyer for the purchase of Boeing proprietary spare parts, CFM International (CFMI) proprietary spare engines and engine parts, other Boeing or CFMI goods and services or applied against the balance of the purchase price of the Aircraft for which such credit is issued, but may not be used for the purchase of other aircraft or application against advance payments for any Aircraft.

         1.3 Special Credit. In consideration of Buyer's purchase of the Aircraft, Boeing will issue a Special Credit Memorandum to Buyer in the amount of [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX]

P.A. No. 1947
K/WPA

Western Pacific Airlines, Inc.
6-1162-JDR-394   Page 2



per Aircraft upon execution of the Agreement. If Buyer fails to purchase or take delivery as operator lessee of any Aircraft, then Boeing shall be entitled to withhold the sum of [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX] plus interest from advance payments Boeing has received with respect to each such undelivered Aircraft. The interest rate for calculation of such interest is the Citibank base rate in effect from time to time during the period between execution of the Agreement and the scheduled delivery month of such Aircraft.

         1.4 Application of Special Credit Memoranda. Such Special Credit Memoranda may be utilized by Buyer for the purchase of Boeing proprietary spare parts, CFM International (CFMI) proprietary spare parts or other Boeing or CFMI goods and services, including the purchase of additional operational weight or thrust, but may not be used for the purchase of other aircraft or application against advance payments for any Aircraft.

2.       Confidentiality.

         Buyer understands that certain commercial and financial information contained in this Letter Agreement are considered by Boeing as confidential. Buyer agrees that it will treat this Letter Agreement and the information contained herein as confidential and will not, without the prior written consent of Boeing, disclose this Letter Agreement or any information contained herein to any other person or entity, except as provided in Letter Agreement 1947-1.

Very truly yours,

THE BOEING COMPANY



By
  ------------------------
Its  Attorney-In-Fact


ACCEPTED AND AGREED TO this

Date:                    , 1996



P.A. No. 1947
K/WPA

Western Pacific Airlines, Inc.
6-1162-JDR-394   Page 3


WESTERN PACIFIC AIRLINES, INC.



By
  -----------------------------
Its


P.A. No. 1947
K/WPA